For Release 8:30 am, Jan. 28, 2010
Contact:
Patrick Little
President & CEO
Teche Holding Company
(337) 560-7151

Franklin, Louisiana

N E W S	R E L E A S E

Teche Holding Company Earns $0.82 Per Share

First Quarter of Fiscal Year 2010

FRANKLIN, LA – NYSE-AMEX:TSH - Patrick Little, President and CEO of Teche Holding Company, holding company for Teche Federal Bank, today reported on earnings for the Company for the quarter ended December 31, 2009, the first quarter of fiscal 2010.

Earnings for the quarter ended December 31, 2009 amounted to $1.7 million or $0.82 per diluted share, compared to $1.8 million or $0.83 per diluted share for the same quarter in fiscal 2009, a decrease of $0.01 per diluted share, or 1.2%.

“We had solid earnings this quarter on top of record EPS for FY 2009. Provisioning has remained high to strengthen allowances even as charge-offs remain low,” said Little.

The Company reported the following key achievements:

•	Diluted EPS for the quarter remained robust at $0.82.
•	Net Charge Offs for the quarter amounted to 0.04% of average loans.
•	Tangible equity increased to 9.07% at December 31, 2009.
•	The Bank’s total risk-based capital was a strong 12.70% at December 31, 2009.
•	Quarterly operating revenue increased 6.1% to $11.4 million from $10.8 million in fiscal 2009.
•	SmartGrowth Deposits, amount to 65.8% of total deposits, compared to 62.8% at September 30, 2009 and 57.4% a year ago. SmartGrowth Deposits in the past twelve months increased $41.1 million or 12.2%.
•

SmartGrowth Loans, in the past three months increased 1.5%, or $6.9 million to $467.2 million, from $460.3 million at September 30, 2009. SmartGrowth Loans in the past twelve months increased $23.1 million or 5.2%.

•	Quarterly Dividends increased to $0.355 per share compared to $0.35 per share for the quarter ended December 31, 2008, an increase of 1.4%.

Asset Quality

Non-performing assets totaled $11.9 million, or 1.58% of total assets, at December 31, 2009, compared to $9.1 million, or 1.19% of total assets at September 30, 2009, and $7.1 million, or 0.93% of total assets, a year ago. Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due and other real estate owned.

The following table sets forth asset quality ratios for each of the past five quarters:

	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
Net Charge-offs/Average Loans	0.04%	0.22%	0.03%	0.03%	0.01%
ALLL/NPLs	71.60%	95.44%	74.30%	84.60%	87.00%
ALLL/NPAs	64.83%	74.86%	68.00%	77.80%	78.80%
ALLL/Loans	1.29%	1.14%	1.10%	1.05%	0.93%
Non-Accrual Loans/Loans	1.59%	1.02%	1.07%	0.84%	0.81%
NPAs/Assets	1.58%	1.19%	1.27%	1.05%	0.93%

Net charge-offs for the quarter were $0.3 million, or 0.04% of average loans, compared to $0.1 million or 0.01% of average loans for the same period a year ago.

The allowance for loan losses was 1.29% of total loans, or $7.8 million, at December 31, 2009 compared to 0.93% of total loans, or $5.6 million at December 31, 2008 and 1.14% of total loans, or $6.8 million at September 30, 2009.

The following table sets forth the allowance for loan loss calculations for each of the past 5 quarters.

(in 000’s)	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
Beginning ALLL	$6,806	$6,836	$6,478	$5,631	$5,545
Provision for Loan Losses	1,196	1,286	550	1,035	155
Net Charge-offs	258	1,316	192	188	69
Ending ALLL	7,744	$6,806	$6,836	$6,478	$5,631

“During the quarter the Company recorded a loan loss provision of $1.2 million,” said Little. “The provision was due primarily to two credit relationships involving commercial real estate loans totaling approximately $7.5 million at December 31, 2009 (of which $5.6 million is not included in Non-Performing Assets as of December 31, 2009). Based on management’s analysis of certain credit characteristics of these loans, management believes that the full collection of principal and interest on these loans is not probable.”

Operating Revenue

Operating Revenue for the quarter, consisting of net interest income (before provisions for loan losses) plus non-interest income, amounted to $11.4 million, an increase of 6.1% or $0.7 million, compared to $10.8 million for the same period in fiscal 2008.

The table below reflects Teche’s operating revenues in millions over the past five quarters:

Operating Revenue	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
Net Interest Income	$7.4	$7.5	$7.6	$7.1	$6.8
Non Interest Income	4.0	4.2	4.0	4.1	4.0
Operating Revenue	$11.4	$11.7	$11.6	$11.2	$10.8

Net Interest Income

Net interest income for the three months ended December 31, 2009 amounted to $7.4 million compared to $6.8 million for the quarter ended December 31, 2008, an increase of 8.7%, or $0.6 million primarily due to a decrease in the cost of interest bearing deposits.

Net Interest Margin and Spread

	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
Yield on Earning Assets	6.01%	6.01%	6.07%	6.11%	6.31%
Cost of Interest Bearing Liabilities	1.99%	2.12%	2.22%	2.47%	2.77%
Spread	4.02%	3.88%	3.85%	3.64%	3.54%
Net Interest Margin	4.26%	4.14%	4.12%	3.92%	3.85%

Net interest margin amounted to 4.26% for the three-month period ended December 31, 2009; compared to 3.85% for the three-months ended December 31, 2008. The increase was primarily due to a decrease in the cost of interest bearing deposits.

Spread amounted to 4.02% for the three month period ended December 31, 2009, compared to 3.49% for the same period in the previous year. Compared to the same quarter last year, average yield on earnings assets decreased 30 basis points from 6.31% to 6.01%, while average cost of funds decreased 78 basis points from 2.77% to 1.99%.

“Our increased net interest income this quarter compared to fiscal 2009 is the result of our focus in SmartGrowth Deposits and Loans,” said Little. “The result has been higher margin, higher spread and higher net interest income.”

Non Interest Income

Non-interest income decreased to $4.0 million for the quarter from $4.2 million in the linked quarter and $4.0 million a year ago. This amounted to 2.11% of average assets for the quarter, compared to 2.16% for the linked quarter and 2.05% a year ago. Deposit fees comprised 91.9% of non-interest income for the quarter, compared to 91.9% for the linked quarter and 91.8% a year ago.

Non-interest income amounted to 35.1% of operating income for the quarter ended December 31, 2009, compared to 36.6% for the three months ended December 31, 2008 and to 36.1% for the linked quarter.

Non Interest Expense

For the quarter, non-interest expense was $7.6 million or 4.0% of average assets, compared to the linked quarter of $7.9 million or 4.03% of average assets, a decrease of 0.03%, primarily due to compensation and occupancy expenses. Compared to the same quarter in fiscal 2009, non-interest expense remained relatively stable.

Net Income

“The bottom line is that our net income has been consistent and substantial for the past five quarters,” said Little.

Since 2003, the Company has increased dividends for seven consecutive years and on December 31, 2009 paid a $0.355 per share quarterly dividend, its fifty-ninth consecutive. Based on the closing price of the Company’s common stock on December 31, 2009 of $31.71, the annualized dividend yield was 4.5%.

	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
Net Income	$1,733	$1,983	$1,733	$1,656	$1,764
Dividends Declared Per Share	$0.355	$0.355	$0.35	$0.35	$0.35
Basic Earnings Per Common Share	$0.83	$0.95	$0.82	$0.78	$0.83
Diluted Earnings Per Common Share	$0.82	$0.94	$0.81	$0.78	$0.83
Annualized Return on Avg. Assets	0.91%	1.01%	0.88%	0.85%	0.92%
Annualized Return on Avg. Equity	9.37%	10.91%	9.55%	9.24%	10.37%
Annualized Return on Avg. Tangible Equity	9.91%	11.53%	10.11%	9.79%	11.00%

Capital

	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
Ratio of Equity to Assets	9.55%	9.34%	8.87%	8.81%	9.03%
Tangible Equity Ratio (2)	9.07%	8.90%	8.44%	8.38%	8.59%
Risk-Based Capital Ratio	12.70%	12.72%	12.15%	11.98%	12.43%
Book Value per Common Share	$34.49	$34.09	$33.43	$33.08	$32.72
Tangible Book Value Per Common Share	$32.74	$32.33	$31.67	$31.33	$31.00

“Tangible Equity capital has increased for each the past three quarters,” said Little, “and book value per share continues to increase.”

Total risk-based capital amounted to 12.70% compared to 12.72% at September 30, 2009 and 12.43% at December 31, 2008.

Loan Growth

	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
SmartGrowth Loans
Consumer	$109,899	$108,013	$106,563	$104,524	$102,438
Commercial	213,505	210,201	209,091	204,973	195,754
Home Equity	57,373	58,348	58,216	57,852	57,720
SmartMortgages	86,462	83,775	88,200	88,305	88,181
Total SmartGrowth Loans	467,239	460,337	462,070	455,654	444,093
Mortgage Loans (owner occupied conforming)	135,048	134,996	156,759	157,954	160,410
Total Loans	$602,287	$595,333	$618,829	$613,608	$604,503

Three Month Growth. Gross loans receivable increased to $602.3 million at December 31, 2009, from $595.3 million at September 30, 2009, a linked quarter increase of $7.0 million, or 1.2%. SmartGrowth Loans, consisting of commercial loans, home equity loans, SmartMortgage loans and consumer loans, were $467.2 million, or 77.6% of total loans at December 31, 2009, compared to $460.3 million, or 77.3% at September 30, 2009, a three month increase of $6.9 million, or 1.5%.

Commercial loan balances at December 31, 2009 amounted to $213.5 million, compared to $210.2 million at September 30, 2009, a three month increase of $3.3 million or 1.6%. Consumer loan balances at December 31, 2009 amounted to $109.9 million, compared to $108.0 million at September 30, 2009, a linked quarter increase of $1.9 million, or 1.7%.

Twelve Month Growth. Gross loans receivable decreased to $602.3 million at December 31, 2009 from $604.5 million at December 31, 2008 a twelve month decrease of $2.2 million, or 0.4%. SmartGrowth Loans increased to $467.2 million at December 31, 2009, from $444.1 million at December 31, 2008, a twelve month increase of $23.1 million, or 5.2%.

Commercial loan balances at December 31, 2009 amounted to $213.5 million, compared to $195.8 million at December 31, 2008 a twelve month increase of $17.8 million, or 9.1%. Consumer loan balances at December 31, 2009 amounted to $109.9 million, a twelve month increase of $7.5 million, or 7.3%.

Deposit Growth

	Dec ‘09	Sep ‘09	Jun ‘09	Mar ‘09	Dec ‘08
SmartGrowth Deposits
Checking	$170,552	$165,796	$168,733	$175,477	$158,742
Money Market	80,034	95,461	108,668	120,865	121,621
Savings	128,254	106,479	93,485	78,944	57,387
Total SmartGrowth Deposits	378,840	367,736	370,886	375,286	337,750
Time Deposits	196,651	217,733	234,556	236,403	251,032
Total Deposits	$575,491	$585,469	$605,442	$611,689	$588,782

“Our SmartGrowth deposits increased both on a linked-quarter basis and over the past year and our cost of interest bearing liabilities decreased by 78 basis points,” said Little. “This is consistent with our long-term SmartGrowth strategy.”

Three Month Growth. Total deposits decreased to $575.5 million at December 31, 2009, from $585.5 million at September 30, 2009, a linked quarter decrease of $10.0 million or 1.7%. The Company’s SmartGrowth Deposit Accounts, consisting of checking accounts, money market accounts, and savings accounts, had solid growth. Total SmartGrowth Deposits grew $11.1 million to $378.8 million or 3.0% at December 31, 2009, from $367.7 million at September 30, 2009.

Checking account balances at December 31, 2009 increased $4.8 million, or 2.9%, to $170.6 million from $165.8 million at September 30, 2009

Twelve Month Growth. Total Deposits decreased to $575.5 million at December 31, 2009, from $588.8 million at December 31, 2008, a twelve month decrease of $13.3 million, or 2.3%. Total SmartGrowth Deposits grew $41.1 million, or 12.2% from $337.8 million at December 31, 2008.

SmartGrowth Deposits amounted to 65.8% of total deposits as of December 31, 2009 compared to 57.4% at December 31, 2008

Checking account balances at December 31, 2009 increased 7.4% or $11.8 million in the past 12 months. Checking account balances now account for 29.6% of total deposits compared to 27.0% at December 31, 2008.

Teche Holding Company is the parent company of Teche Federal Bank, which operates twenty offices in South Louisiana and serves over 60,000 customers. Teche Federal Bank is the fourth largest publicly owned bank based in Louisiana with over $757 million in assets. Deposits at Teche Federal Bank are insured up to the legal maximum amount by the Federal Deposit Insurance Corporation (FDIC). Teche Holding Company’s common stock is traded under the symbol “TSH” on the NYSE AMEX.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Teche Holding Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Statements of Income

(UNAUDITED)

	Three Months Ended
	Dec.	Sep.	Jun.	Mar.	Dec.
	2009	2009	2009	2009	2008
Interest Income	$10,500	$10,880	$11,130	$11,013	$11,214
Interest Expense	3,067	3,386	3,583	3,950	4,378
Net Interest Income	7,433	7,494	7,547	7,063	6,836
Provision for Loan Losses	1,196	1,286	550	1,035	155
Net Interest Income after
Provision for Loan Losses	6,237	6,208	6,997	6,028	6,681
Non Interest Income	4,014	4,225	4,036	4,114	3,952
Non Interest Expense	7,641	7,894	8,204	7,678	7,595
Income Before Gain on Securities
and Sale of Loans	2,610	2,539	2,829	2,464	3,038
Gain(Loss) on Securities	(36)	(183)	(434)	18	(436)
Gain(Loss) on Sale of Loans	—	559	—	—	—
Income Taxes	841	932	662	826	838
Net Income (loss)	$1,733	$1,983	$1,733	$1,656	$1,764
Selected Financial Data
Dividends Declared Per Share	$0.355	$0.355	$0.35	$0.35	$0.35
Basic Earnings Per Common Share	$0.83	$0.95	$0.82	$0.78	$0.83
Diluted Earnings Per Common Share	$0.82	$0.94	$0.81	$0.78	$0.83
Annualized Return on Avg. Assets	0.91%	1.01%	0.88%	0.85%	0.92%
Annualized Return on Avg. Equity	9.37%	10.91%	9.55%	9.24%	10.37%
Annualized Return on Avg.
Tangible Equity (1)	9.91%	11.53%	10.11%	9.79%	11.00%
Yield on Interest Earning Assets	6.01%	6.01%	6.07%	6.11%	6.26%
Cost of Interest Bearing Liabilities	1.99%	2.12%	2.22%	2.47%	2.77%
Spread	4.02%	3.88%	3.85%	3.64%	3.49%
Net Interest Margin	4.26%	4.14%	4.12%	3.92%	3.82%
Non-Interest Income/Avg. Assets	2.11%	2.16%	2.04%	2.12%	2.05%
Non-Interest Expense/Avg. Assets	4.01%	4.03%	4.15%	3.94%	3.94%
Quarterly Net Charge-offs/Avg. Loans	0.04%	0.22%	0.03%	0.03%	0.01%
Weighted avg. shares Outstanding
Basic	2,098	2,096	2,107	2,118	2,118
Diluted	2,116	2,117	2,125	2,128	2,128
AVERAGE BALANCE SHEET DATA
Total Assets	$761,312	$784,058	$790,499	$780,054	$770,227
Earning assets	$698,268	$724,678	$733,368	$720,998	$716,127
Loans	$599,115	$608,769	$615,616	$606,951	$601,355
Interest-bearing deposits	$512,049	$534,850	$538,403	$532,033	$528,575
Total deposits	$576,534	$600,339	$604,681	$596,291	$596,881
Total stockholders’ equity	$73,977	$72,723	$72,568	$71,689	$68,057

(1) Eliminates the effect of goodwill and the core deposit intangible assets and the related amortization expense on a tax effected basis.

The amount was calculated using the following information.

Average Stockholders’ Equity	$73,922	$72,723		$72,568	$71,689	$68,057
Less average goodwill and other intangible assets,
net of related income taxes	3,687	3,694		3,703	3,708	3,715
Average Tangible Equity	$70,235	$69,029		$68,865	$67,981	$64,342

Net Income	1,733	$1,983		$1,733	$1,656	$1,764
Plus Amortization of core deposit
intangibles, net of related income taxes	7	7	__	7	7	7
Net Income, as adjusted	$1,740	$1,990		$1,740	$1,663	$1,771

TECHE HOLDING COMPANY

(Dollars in thousands, except per share data)

Franklin, LA

Balance Sheet

(UNAUDITED)

	Dec. 2009	Sep. 2009	Jun. 2009	Mar. 2009	Dec. 2008
SmartGrowth Loans
Consumer	$109,899	$108,013	$106,563	$104,524	$102,438
Commercial	213,505	210,201	209,091	204,973	195,754
Home Equity	57,373	58,348	58,216	57,852	57,720
SmartMortgage Loans	86,462	83,775	88,200	88,305	88,181
Total SmartGrowth Loans	467,239	460,337	462,070	455,654	444,093
Mortgage Loans (owner occupied conforming)	135,048	134,996	156,759	157,954	160,410
	602,287	595,333	618,829	613,608	604,503
Allowance for Loan Losses	-7,744	-6,806	-6,836	-6,478	-5,631
Loans Receivable, Net	594,543	588,527	611,993	607,130	598,872

Cash and Securities	108,282	125,058	127,441	139,149	120,235
Goodwill and Other Intangibles	3,707	3,715	3,723	3,734	3,745
Foreclosed Real Estate	1,128	1,953	604	672	672
Other	49,604	45,818	45,752	44,811	44,094
TOTAL ASSETS	$757,264	$765,071	$789,513	$795,496	$767,618

SmartGrowth Deposits
Checking	$170,552	$165,796	$168,733	$175,477	$158,742
Money Market	80,034	95,461	108,668	120,865	121,621
Savings	128,254	106,479	93,485	78,944	57,387
Total Smart Growth Deposits	378,840	367,736	370,886	375,286	337,750
Time Deposits	196,651	217,733	234,556	236,403	251,032
Total Deposits	575,491	585,469	605,442	611,689	588,782

FHLB Advances	103,451	100,628	106,890	107,089	103,491
Other Liabilities	6,000	7,490	7,129	6,656	6,013
Stockholders’ Equity	72,322	71,484	70,052	70,062	69,332
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$757,264	$765,071	$789,513	$795,496	$767,618

Ratio of Equity to Assets	9.55%	9.34%	8.87%	8.81%	9.03%
Tangible Equity Ratio (2)	9.07%	8.90%	8.44%	8.38%	8.59%
Risk-Based Capital Ratio	12.70%	12.72%	12.15%	11.98%	12.43%
Book Value per Common Share	$34.49	$34.09	$33.43	$33.08	$32.72
Tangible Book Value Per Common Share (2)	$32.74	$32.33	$31.67	$31.33	$31.00
Non-performing Assets/Total Assets	1.58%	1.19%	1.27%	1.05%	0.93%
Shares Outstanding (in thousands)	2,097	2,097	2,095	2,118	2,116

The amount was calculated using the following
information:

Stockholders’ Equity	$72,322	$71,484	$70,052	$70,062	$69,332
Less goodwill and other Intangible
assets, net of related income taxes	-3,687	-3,692	-3,697	-3,704	-3,712
Tangible Stockholders’ Equity	68,365	$67,792	$66,355	$66,358	$65,620

Total Assets	$757,264	$765,071	$789,513	$795,496	$767,619
Less goodwill and other Intangible
assets, net of related income taxes	-3,687	-3,692	-3,697	-3,704	-3,712
Total Tangible Assets	$753,577	$761,379	$785,816	$791,792	$763,907

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
December 31, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$15,716	$3	0.02%	$54	0.34%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans	18,120	31	0.17%	119	0.66%
All Other
Secured by First Liens	305,083	7	0.00%	5,626	1.84%
Secured by Junior Liens	13,237	38	0.29%	135	1.02%
Multifamily (5+ Dwelling Units)	26,337	(1)	0.00%	1,707	6.48%
Nonresidential Property (Except Land)	91,947	0	0.00%	1,565	1.70%
Land	40,712	0	0.00%	965	2.37%
Subtotal – Real Estate Loans	$511,152	$78	0.02%	$10,171	1.99%

Non-Real Estate Loans:
Commercial Loans	29,984	82	0.27%	7	0.02%
Consumer Loans:
Loans on Deposits	7,558	6	0.08%	149	1.97%
Auto Loans	3,123	5	0.16%	30	0.96%
Mobile Home Loans	40,862	85	0.21%	357	0.87%
Other	9,608	2	0.01%	24	0.25%
Subtotal – Non Real Estate Loans	$91,135	$180	0.20%	$567	0.62%

Gross Loans	$602,287	$258	0.04%	$10,738	1.78%

Non-accruals	$9,589
90 + Days Past Due	1,148
OREO & Foreclosed	1,208
Nonperforming Assets	$11,945

NPAs/Assets	1.58%
NPAs/(Loans + OREO)	1.98%
LLR/Loans	1.29%
Net Charge-offs/Loans	0.04%

Quarter-End Loan Data	Total	Charge-	Charge-	90 Days +	90 Days +
September 30, 2009	Loans	Offs	Offs	Non Accrual	Non Accrual
	Dollars	Dollars	Percentage	Dollars	Percentage
Real Estate Loans
Construction	$21,707	$0	0.0%	$1,066	4.91%
Permanent, Secured by:
1-4 Dwelling Units:
Revolving, Open-End Loans	17,529	0	0.0%	50	0.29%
All Other
Secured by First Liens	302,072	4	0.0%	4,408	1.46%
Secured by Junior Liens	13,882	5	0.04%	88	0.63%
Multifamily (5+ Dwelling Units)	23,921	1,139	4.76%	324	1.35%
Nonresidential Property (Except Land)	91,428	63	0.07%	371	0.41%
Land	34,644	0	0.0%	388	1.12%
Subtotal – Real Estate Loans	$505,183	$1,211	0.24%	$6,695	1.33%

Non-Real Estate Loans:
Commercial Loans	30,395	96	0.32%	98	0.32%
Consumer Loans:
Loans on Deposits	7,779	1	0.01%	50	0.64%
Auto Loans	3,044	(5)	(0.16)%	19	0.62%
Mobile Home Loans	40,327	6	0.01%	266	0.66%
Other	8,605	7	0.08%	2	0.02%
Subtotal – Non Real Estate Loans	$90,150	$105	0.12%	$435	0.48%

Gross Loans	$595,333	$1,316	0.22%	$7,130	1.20%

Non-accruals	$6,048
90 + Days Past Due	1,082
OREO & Foreclosed	1,962
Nonperforming Assets	$9,092

NPAs/Assets	1.19%
NPAs/(Loans + OREO)	1.52%
LLR/Loans	1.14%
Net Charge-offs/Loans	0.22%

Average Loan Balances & Yields	12/31/2009	12/31/2009	9/30/2009	9/30/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$349,819	6.04%	$362,662	6.12%	$(12,843)	-0.08%
Commercial	139,403	6.01%	137,729	5.85%	1,674	0.16%
	489,222	6.03%	500,391	6.04%	(11,169)	-0.01%

Non-Real Estate Loans
Commercial	29,587	6.49%	29,342	6.44%	245	0.05%
Consumer	80,306	9.32%	79,036	9.45%	1,270	-0.13%
	109,893	8.56%	108,378	8.63%	1,515	-0.07%

Total All Loans	$599,115	6.50%	$608,769	6.50%	$(9,654)	0.00%

Average Loan Balances & Yields	12/31/2009	12/31/2009	9/30/2009	9/30/2009	Change	Change
	Balance	Yield	Balance	Yield	Balance	Yield
Real Estate Loans
1-4 Family	$349,819	6.04%	$371,837	6.39%	$(22,018)	-0.35%
Commercial	139,403	6.01%	119,505	6.67%	19,898	-0.66%
	489,222	6.03%	491,342	6.46%	(2,120)	-0.43%

Non-Real Estate Loans
Commercial	29,587	6.49%	29,500	6.58%	87	-0.09%
Consumer	80,306	9.32%	74,929	9.24%	5,377	0.08%
	109,893	8.56%	104,429	8.49%	5,464	0.07%

Total All Loans	$599,115	6.50%	$595,771	6.81%	$3,344	-0.31%

Average balances	12/31/2009	12/31/2009	9/30/2009	9/30/2009	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$102,103	0.47%	$102,756	0.47%	$(653)	0.00%	-0.6%
Non-interest bearing Deposits	64,526	0.00%	65,489	0.00%	(963	0.00%	-1.5%
Checking Total	166,629	0.29%	168,245	0.29%	(1,616)	0.00%	-1.0%

Savings Accounts	118,486	0.98%	97,036	0.88%	21,450	0.10%	22.1%
Money Market Accounts	86,776	0.40%	103,868	0.55%	(17,092)	-0.15%	-16.5%

Total Smart Growth Deposits	371,891	0.53%	369,149	0.52%	2,742	0.01%	0.7%

Time Deposits	204,684	2.80%	231,190	3.03%	(26,506)	-0.23%	-11.5%

Total Deposits	576,575	1.34%	600,339	1.49%	(23,764)	-0.15%	-4.0%

FHLB Advances	103,400	4.40%	103,328	4.47%	72	-0.07%	0.1%

Total Interest-bearing liabilities	$615,449	1.99%	$638,178	2.1%	$(22,729)	-0.13%	-3.6%

Non-interest bearing Deposits	$64,526	0.00%	$65,489	0.00%	$(963)	0.00%	— 1.5%

Interest-bearing Liabilities Prior Year Comparison

Average balances	12/31/2009	12/31/2009	12/31/2008	12/31/2008	Change	Change	%Balance
	$Balance	Avg. Yield	$Balance	Avg. Yield	$Balance	Avg. Yield	Change
NOW Accounts	$102,103	0.47%	$92,918	0.58%	$9,185	-0.11%	9.9%
Non-interest bearing Deposits	64,526	0.00%	61,961	0.00%	2,565	0.00%	4.2%
Checking Total	166,629	0.29%	154,879	0.35%	11,750	-0.06%	7.6%

Savings Accounts	118,486	0.98%	55,794	0.83%	62,692	0.15%	112.4%
Money Market Accounts	86,776	0.40%	123,950	1.92%	(37,174)	-1.52%	-30.0%

Total Smart Growth Deposits	371,891	0.53%	334,623	1.01%	37,268	-0.48%	11.1%

Time Deposits	204,684	2.80%	255,914	3.65%	-51,230	-0.85%	-20.0%

Total Deposits	576,575	1.34%	590,537	2.15%	(13,962)	-0.81%	-2.4%

FHLB Advances	103,400	4.40%	103,974	4.62%	(574)	-0.22%	-0.6%

Total Interest-bearing liabilities	$615,449	1.99%	$632,550	2.77%	$(17,101)	-0.78%	-2.7%

Non-interest bearing Deposits	$64,526	0.00%	$61,961	0.00%	$2,565	0.00%	4.1%